UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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UNION FIRST MARKET BANKSHARES CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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UNION FIRST MARKET BANKSHARES CORPORATION

Richmond, Virginia

March 9, 2011

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union First Market Bankshares Corporation. The meeting will be held on Tuesday, April 26, 2011 at 4:00 p.m. at Union First Market Bankshares Corporation’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546. Directions to the meeting site may be found on the final page of the attached proxy statement. We will also have signs posted at the location to help guide you.

We are furnishing proxy materials to our shareholders over the Internet. You may read, print and download our 2010 Annual Report on Form 10-K and our proxy statement at http://www.cfpproxy.com/3481. On March 9, 2011, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone, or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the Internet.

You may vote your shares by Internet, by telephone, by regular mail, or in person at the Annual Meeting. Instructions regarding the various methods of voting are contained on the notice separately mailed to you and on the proxy card.

The primary business of the meeting will be: to elect four Class III directors and one Class II director; to approve our 2011 Stock Incentive Plan; to ratify the appointment of Yount, Hyde & Barbour, P. C. as our independent registered public accounting firm for 2011; to give advisory (non-binding) approval of our compensation of our named executive officers as disclosed in the proxy statement pursuant to applicable law; and to propose how frequently to hold a shareholder advisory (non-binding) vote on our executive compensation. We also will report to you about the condition and performance of our company and its subsidiaries. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. Our independent auditors will also be in attendance. We will host a reception following the meeting.

Your vote is very important. Please take the time to vote now so that your shares are represented at the meeting.

We value your continued support and loyalty and we hope to see you at the meeting.

Very truly yours,

G. William Beale
Chief Executive Officer

UNION FIRST MARKET BANKSHARES CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 26, 2011

The Annual Meeting of Shareholders of Union First Market Bankshares Corporation (the “Company”) will be held at the Company’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546 at 4:00 p.m. on April 26, 2011 for the following purposes:

1.	to elect four Class III directors to serve until the 2014 Annual Meeting;

2.	to elect one Class II director to serve until the 2013 Annual Meeting;

3.	to approve the Company’s 2011 Stock Incentive Plan;

4.	to ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2011;

5.	to hold an advisory vote on executive compensation;

6.	to hold an advisory vote on the frequency of the advisory vote on executive compensation; and,

7.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders of record of the Company’s common stock at the close of business on February 28, 2011, are entitled to notice of and to vote at the meeting and any adjournments thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. SHAREHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE, OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXYAND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on April 26, 2011: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the proxy statement, including the proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2010, may be viewed at: http://www.cfpproxy.com/3481.

By Order of the Board of Directors,

Janis Orfe
Executive Vice President/General Counsel/Corporate Secretary
March 9, 2011

UNION FIRST MARKET BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 26, 2011

GENERAL

The enclosed proxy is solicited by the Board of Directors of Union First Market Bankshares Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 26, 2011, at the time and place and for the purposes set forth in the accompanying notice of annual meeting of shareholders or any adjournment thereof (the “Annual Meeting”). A Notice of Internet Availability of Proxy Materials was first sent to shareholders on March 9, 2011; the approximate Internet posting date of the accompanying notice of annual meeting, this proxy statement and accompanying proxy is March 9, 2011.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has completed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his/her proxy at any time before it is exercised by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on February 28, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on February 28, 2011, there were 26,012,717 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and broker non-votes, will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by the Board of Directors via electronic notice and access to the Internet, and if necessary, may be made by mail, in person, by telephone, or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

Election of Directors

Members of the Board of Directors of Union First Market Bankshares Corporation are expected to have the appropriate skill and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence, and background; each director’s qualifications, credentials and business experience, set forth below, provide the reasons why he should serve again as a director of the Company.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any person named as a nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The Company’s Board is divided into three classes (I, II, and III). The terms of office for four Class III directors and one Class II director will expire at the Annual Meeting and the nominees to serve as directors in their respective classes are set forth below. All of these nominees currently serve as directors of the Company. If elected, the nominees will serve until the Annual Meeting dates set forth below for each respective class.

The Board of Directors recommends that shareholders vote FOR the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

ELECTION OF CLASS III DIRECTORS (4) – PROPOSAL 1

Class III Nominees for Directors (Nominated to serve until the 2014 Annual Meeting):

G. William Beale, 61, Woodford, Virginia; Chief Executive Officer of the Company as of February 1, 2010; served as President and Chief Executive Officer of the Company since its inception in 1993 to February 2010; member of the Board of the Company since its inception in 1993. President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004; Chief Executive Officer of Union First Market Bank as of February 1, 2010; also serves as the Chairman of Union Investment Services, Inc. and Union Mortgage Group, Inc., affiliates of the Company; Chair, Virginia Bankers Association, 2006 to 2007; gubernatorial appointment to the Virginia Economic Development Partnership, 2008 to 2011; Member, Board of Directors of the American Bankers Association as of October 2010; graduate of The Citadel, majoring in business; attended graduate school of banking at Southern Methodist University.

Steven A. Markel, 62, Richmond, Virginia; Vice Chairman of Markel Corporation, a specialty property and casualty insurer, since 1992; director of Markel Corporation since 1978; director of First Market Bank, FSB from 1998 to February 2010; joined the Company’s Board in February 2010 upon the Company’s acquisition of First Market Bank, FSB; a graduate of the Wharton School of Business of the University of Pennsylvania with a B.S. degree in economics.

Patrick J. McCann, 54, Charlottesville, Virginia; University of Virginia Foundation’s Chief Financial Officer from 2009 to date; private investor; served as Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; was Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 for Barnett Banks, Inc.; joined the Company’s Board in 2004; received his B.S. degree in accounting from Florida State University.

Hullihen W. Moore, 68, Richmond, Virginia; consultant, photographer, and writer; Member/Chairman, Virginia State Corporation Commission from 1992 to 2004; Attorney, Christian and Barton, Richmond, Virginia, from 1968 to 1992; Chair, Virginia State Air Pollution Control Board (2010; member since 2004); Trustee, Shenandoah National Park Trust, 2006 to present; joined the Company’s Board in 2004; received his B.A. degree from Washington and Lee University and his law degree from the University of Virginia.

ELECTION OF CLASS II DIRECTOR – PROPOSAL 2

Class II Nominee for Director (Nominated to serve until the 2013 Annual Meeting)

L. Bradford Armstrong, 63, Richmond, Virginia; Partner and Group Account Director, The Martin Agency, an international advertising agency and marketing services company (subsidiary of The Interpublic Group of Companies, Inc.), since 2007 and Partner from 1994 to 2001; President and Chief Executive Officer, Virginia Performing Arts Foundation, from 2001 to 2006; joined the Company’s Board in November 2010; extensive experience in sales and marketing during past 35 years; received his B.S. degree in engineering from the University of Virginia and his M.B.A. from its Darden Graduate School of Business.

General Information About Directors Previously Elected

Class I (Elected Directors to serve until the 2012 Annual Meeting):

Douglas E. Caton, 68, Earlysville, Virginia; Chief Executive Officer of Management Services Corporation, a Charlottesville, Virginia based regional real estate management, development and brokerage company that purchases and constructs apartments and commercial buildings; Chairman of the Board of Guaranty Financial Corporation from 1990 to 2004; Major General, United States Army Reserve, Retired; joined the Company’s Board in 2004; received his B.S. in commerce and his law degree from the University of Virginia; attended the U. S. Army Command and General Staff College and the U.S. Army War College.

David J. Fairchild, 59, Richmond, Virginia; appointed as the Company’s President in February 2010; Executive Vice President and Chief Banking Officer of Union First Market Bank as of March 22, 2010; served as Chief Executive Officer of First Market Bank, FSB from 2003 to February 2010; director of First Market Bank, FSB from 2003 to February 2010; joined the Company’s Board in February 2010 upon the Company’s acquisition of First Market Bank, FSB; received his B.S. degree in finance from the University of Nevada, Reno and his M.B.A. degree from the College of William & Mary.

R. Hunter Morin, 67, Fredericksburg, Virginia; President and Founder of GeMROI Company, a Fredericksburg, Virginia based marketing organization that provides marketing, merchandising and sales for a variety of major millwork and building materials manufacturers; founding principal of the Jian Group, L.L.C., a privately held investment banking firm specializing in mergers and acquisitions; joined the Company’s Board in 2003; also serves as a director of the Company’s affiliate, Union Mortgage Group, Inc.; graduate of the University of North Carolina.

Ronald L. Tillett, 55, Midlothian, Virginia; Managing Director, Investment Banking, Morgan Keegan & Company, Inc. since 2001; State Treasurer, Commonwealth of Virginia, from 1991 to 1996; Secretary of Finance, Commonwealth of Virginia, from 1996 to 2001; Board of Trustees, The Virginia Foundation for Community College Education, 2007 to present; Board of Directors, Bon Secours Richmond Health System, 2008 to present; Vice Chairman, Investment Advisory Committee, Virginia College Savings Plans, 2008 to present; Chairman of the Richmond Retirement System, 2004 to present; President of the Virginia Commonwealth University Foundation; Member, Commonwealth Debt Capacity Advisory Committee, 2010 to present; and, Member, Governor’s Commission on Government Reform, 2010 to present; joined the Company’s Board in 2003; received his B.S. degree from Virginia Commonwealth University.

Class II (Elected Directors to serve until the 2013 Annual Meeting):

Daniel I. Hansen, 54, Fredericksburg, Virginia; Corporate Vice President and Corporate Secretary, DeJarnette & Beale, Inc., Bowling Green, Virginia, an independent insurance agency; served as Chairman of the Board of Union Bank and Trust Company from 2003 to December 2007; began service on the Board of the Company in December 2007; also serves as a director of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.S. degree from Virginia Polytechnic Institute and State University.

Ronald L. Hicks, 64, Fredericksburg, Virginia; Chairman of the Board of the Company since 1998. Of Counsel to Jarrell, Hicks and Sasser, Spotsylvania County, Virginia; Chairman of the Board of Union Bank and Trust Company from 1987 to 2003; has served as a director of the Company since 1993; has also served as a director of Union Mortgage Group, Inc.; received his B.A. degree from Lynchburg College and his law degree from the University of Richmond’s T. C. Williams School of Law.

W. Tayloe Murphy, Jr., 78, Warsaw, Virginia; Attorney; Secretary of Natural Resources, Commonwealth of Virginia, from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Company’s Board in 1993; first elected to the Board of Northern Neck State Bank in 1966; President, Board of Trustees of The Menokin Foundation; serves on Board of Trustees of Preservation Virginia and Board of Trustees of Chesapeake Bay Foundation; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia.

James E. Ukrop, 73, Richmond, Virginia; Chairman of First Market Bank, FSB from 1997 to 2010; Chairman of Ukrop’s Super Markets, Inc., a retail grocery chain, from 1998 to 2010; member of the Board of Directors of Legg Mason, Inc. from 1985 to 2009; director of Owens & Minor, Inc. from 1987 to date; joined the Company’s Board in February 2010 upon the Company’s acquisition of First Market Bank, FSB; received his B.A. degree from the College of William & Mary.

APPROVE THE UNION FIRST MARKET BANKSHARES CORPORATION 2011 STOCK INCENTIVE PLAN – PROPOSAL 3

The Company is asking shareholders to approve the Union First Market Bankshares Corporation 2011 Stock Incentive Plan. The plan was adopted by the Board of Directors on November 2, 2010 and is effective January 1, 2011, subject to shareholder approval. The 2011 plan makes available up to 1,000,000 shares of common stock for granting stock options in the form of incentive stock options and non-statutory stock options, restricted stock awards, and other stock-based awards to employees of the Company or its subsidiaries.

The Company is asking shareholders to approve the 2011 plan because it anticipates there will be no shares remaining available under the existing stock incentive plan, which was approved by the shareholders in 2003, as of the second quarter of 2011. After all shares remaining under the 2003 plan have been awarded, that plan will terminate and any subsequent awards will be made under the 2011 plan, if the plan is approved by the shareholders.

The Board of Directors recommends that you vote FOR the approval of the Union First Market Bankshares Corporation 2011 Stock Incentive Plan.

The more significant features of the plan are described below. To aid your understanding, the full text of the plan, as proposed for approval by shareholders, is provided in Appendix A to this proxy statement. In addition, a copy is available online as part of the Company’s proxy statement as filed with the Securities and Exchange Commission (the “SEC”). The SEC’s website address is www.sec.gov.

Purpose

The purpose of the plan is to promote the success of the Company by providing greater incentive to employees to associate their personal interests with the long-term financial success of the Company, including its subsidiaries, and with growth in shareholder value. The plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operations largely depends. If approved by shareholders at the Annual Meeting, the plan will terminate on December 31, 2021, unless sooner terminated by the Board of Directors.

Administration

The plan will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee has the power to select plan participants and to grant stock options, restricted stock awards, and other-stock based awards on terms the Compensation Committee considers appropriate. In addition, the Compensation Committee has the authority to interpret the plan, to adopt, amend, or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the plan may be incentive stock options or non-statutory stock options. A stock option entitles the employee to purchase shares of common stock at the option price. The Compensation Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the date of grant). The value in incentive stock options, based on the shares’ fair market value on the date of grant, that can be exercisable for the first time in any calendar year under the plan or any other similar plan maintained by the Company is limited to $100,000. The option price may be paid in cash, with shares of common stock, by promissory note, or a combination of the foregoing, as permitted under the recipient’s option agreement. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Compensation Committee, including the requirement that they will not be exercisable after 10 years from the grant date.

Restricted Stock

The plan permits the grant of stock awards (shares of common stock) to employees. A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the employee complete a specified period of service or that certain objectives be achieved. Any restriction imposed on a stock award will be determined by the Compensation Committee.

Other Stock-Based Awards

The plan permits the grant of other types of equity-based or equity-related awards to employees in such amounts and subject to such terms and conditions as the Compensation Committee shall determine. These awards may involve the transfer of actual shares to employees or payment in cash or otherwise of amounts based on the value of shares of the Company’s common stock. The Compensation Committee will establish all terms and conditions for any such award.

Transferability

In general, options and awards granted under the plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution. The plan permits the award of non-statutory stock options that are transferable to immediate family members (or certain related trusts or entities), in accordance with applicable securities laws.

Shares Subject to the Plan

Up to 1,000,000 shares of common stock may be issued to plan participants under the plan. The maximum number of shares with respect to which stock options, restricted stock awards, and other-stock based awards may be granted in any calendar year to an employee is 50,000 shares. To date, no stock options or awards have been granted under the plan.

In general, if any stock option or other-stock-based award granted terminates, expires, or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the terminated or forfeited stock option, restricted stock award, or other-stock based award will be available for further stock options, restricted stock awards, and other-stock based awards.

Certain Federal Income Tax Consequences

Stock options. Generally, no federal income tax liability is incurred by a plan participant at the time a stock option is granted. If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option, provided holding periods required by the tax laws are satisfied. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.

The Company will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Restricted stock. Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant. At that time, the employee recognizes income equal to the fair market value of the common stock.

Other awards. Other equity-based awards under the plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other property, or (in the absence of an appropriate election) the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other property. The Company generally would be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization, or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price, and number of shares of any outstanding stock options or awards will be equitably adjusted by the Compensation Committee in its discretion to preserve the benefits of the stock options or awards for plan participants. For instance, a two-for-one stock split would double the number of shares reserved under the plan. Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2010, relating to the Company’s existing equity compensation plans.

Equity Compensation Plan Information

	Year Ended December 31, 2010
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity compensation plans approved by shareholders	324,776	$19.38	97,162

Equity compensation plans not approved by shareholders	—	—	—

Total	324,776	$19.38	97,162

(1)	Consists of shares available for future issuance under the Company’s 2003 Stock Incentive Plan

Vote Required

Approval of the plan requires the affirmative vote of a majority of the total votes cast, in person or by proxy, at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of the Union First Market Bankshares Corporation 2011 Stock Incentive Plan.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM – PROPOSAL 4

The Audit Committee of the Board of Directors, under Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) has the sole authority to appoint or replace the Company’s independent registered public accounting firm. The Audit Committee has appointed Yount, Hyde & Barbour, P. C. (“YHB”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2011. Pursuant to the Audit Committee’s charter, the Audit Committee seeks shareholder ratification of this appointment. YHB has acted as the Company’s external auditors since 1999 and has reported on financial statements during that period. A representative from YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast is required for the ratification of the appointment of the independent registered public accounting firm.

Should the shareholders not ratify the selection of YHB, it is contemplated that the appointment of YHB will be permitted to stand unless the Audit Committee finds other compelling reasons for making a change. Disapproval by the shareholders will be taken into consideration for the selection of the independent registered public accounting firm for the coming year.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION – PROPOSAL 5

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the named executive officers in the proxy statement. This proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union First Market Bankshares Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee of the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote FOR the approval of the above resolution.

FREQUENCY OF THE ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION – PROPOSAL 6

The SEC has also promulgated rules as to when shareholder advisory votes should be held to approve the compensation of the named executive officers as disclosed in the proxy statement. This proposal is commonly referred to as “say when on pay” and the vote on the say when on pay proposal is a shareholder advisory (non-binding) vote. The shareholders have the following choices regarding how often to hold the say when on pay vote: every year, every two years, or every three years. Shareholders may also abstain from the vote.

The Board of Directors recommends an advisory say when on pay vote every year because such frequency provides the highest level of accountability and communication by having the shareholder vote correspond with the most recent compensation information presented in the proxy statement for the Company’s annual meetings.

As stated above, this is an advisory vote only. Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. The alternative receiving the greatest votes – every year, every two years, or every three years – will be the frequency that shareholders approve.

The Board of Directors recommends that you vote FOR a frequency of “1 year” for future advisory votes on executive compensation.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY

The Board and Board Meetings

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and shareholder meetings. Each director, other than Messrs. Beale and Fairchild, has been deemed by the Board of Directors to be an “independent director” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There were eight regular meetings of the Board of Directors in 2010; at least once a quarter, the non-management directors met in executive session without management in attendance for a portion of the meeting. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2010. Fees were paid to the directors who attended meetings in accordance with the Company’s director compensation schedule.

Board Leadership Structure

In 2010, the Board membership was as follows: nine members in January 2010 (eight outside directors and one inside director, the Company’s then President and Chief Executive Officer, G. William Beale; former director A. D. Whittaker’s retirement as of January 15, 2010 occurred before the Board’s January 2010 regular meeting). For the period February 1, 2010 until November 2, 2010, there were twelve members of the Board of Directors (ten outside directors and two inside directors, the Company’s Chief Executive Officer, Mr. Beale, and the Company’s President, David J. Fairchild). As of November 2, 2010, the Board had thirteen members owing to the addition of L. Bradford Armstrong as an outside director.

Ronald L. Hicks has served as Chairman of the Board since 1998; W. Tayloe Murphy, Jr. has served as Vice Chairman of the Board since 2002; Mr. Hicks has served on the Company’s Executive Committee since 1998; Mr. Murphy has served on the Company’s Executive Committee since 2001 (see below). To date, the Company has chosen not to combine the positions of Chief Executive Officer (“CEO”) and Chairman. The Company believes that its leadership structure is appropriate because by having an outside independent Chairman and Vice Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes.

The CEO makes frequent reports to the Board, often at the suggestion of the Chairman or other directors; he also explains in detail to the Board the reasons for certain recommendations of the Company’s executive management group.

Board Committees

During 2010, the Board of Directors had a standing Executive Committee, Audit Committee, Nominating Committee, and Compensation Committee.

Executive Committee. During 2010, the Executive Committee was composed of G. William Beale, Chairman, Ronald L. Hicks, Douglas E. Caton, Steven A. Markel, and W. Tayloe Murphy, Jr. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. Mr. Beale serves as Chairman of the Executive Committee because of his day-to-day management responsibilities, which include identifying issues that require either the involvement of the Executive Committee or the full Board during interim periods between regularly scheduled Board meetings. Mr. Beale is well suited to convene such meetings with proper notices in an expeditious and efficient manner. There were three meetings of the Executive Committee in 2010; fees were paid to the directors who attended the meetings except for one meeting for which no fees were paid to the attendees.

Audit Committee. During 2010, the Audit Committee was composed of Ronald L. Tillett, Chairman, Patrick J. McCann, Hullihen W. Moore, and Daniel I. Hansen. The functions of the committee are to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, to engage the independent registered public accounting firm, to approve the scope of the independent registered public accountants’ audit, to review the reports of examination by the regulatory agencies, the independent registered public accountants and the Company’s internal auditors, and to issue its reports to the Board of Directors. All members of the Audit Committee are “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. Tillett is a “financial expert” as defined by the regulations of the SEC; all Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met five times in 2010; fees were paid to the Audit Committee attendees in accordance with the Company’s director compensation fee schedule. A copy of the committee’s charter may be found on the Company’s website: http://investors.bankatunion.com.

Compensation Committee. During 2010, the Compensation Committee consisted of Douglas E. Caton, Chairman, Ronald L. Hicks, and R. Hunter Morin, each of whom is an “independent director” as defined by applicable NASDAQ rules. The primary function of this committee is to recommend the compensation to be paid to the CEO and other named executive officers of the Company and, beginning in late 2010, to review and comply with rules and regulations applicable to the Company under the Dodd-Frank Act and certain SEC disclosure rules. This committee also administers all incentive compensation plans for the benefit of persons eligible to participate in such plans. The Compensation Committee met seven times in 2010; fees were paid to the Compensation Committee attendees in accordance with the Company’s director compensation fee schedule. A copy of the committee’s charter may be found on the Company’s website: http://investors.bankatunion.com.

Nominating Committee. In 2010, for the period January 1, 2010 to November 2, 2010, the Nominating Committee consisted of W. Tayloe Murphy, Jr., Chairman, R. Hunter Morin, Patrick J. McCann, and Hullihen W. Moore, each of whom is an “independent director” as defined by applicable NASDAQ rules; as of November 2, 2010, Mr. Moore stepped down from the committee and L. Bradford Armstrong, also an “independent director,” was appointed to the committee. The primary function of this committee is to recommend individuals as nominees for election to the Board of Directors of the Company. The Nominating Committee met seven times in 2010; fees were paid to the Nominating Committee attendees in accordance with the Company’s director compensation fee schedule, except for two meetings for which no fees were paid. A copy of the committee’s charter may be found on the Company’s website: http://investors.bankatunion.com.

The Nominating Committee will accept recommendations from shareholders consistent with the provisions of proposed Rule 14a-11 of the Exchange Act.

Consideration of Board Diversity

The Nominating Committee considers diversity in board composition. The Nominating Committee revised its charter in 2010 to include the following language:

“Board Membership Criteria

The Committee members will work together and with the Board, as appropriate, to determine the appropriate characteristics, skills, and experience required for consideration for any potential nominee, including, for example: independence; integrity; high standards of personal and professional ethics; sound business judgment; a general understanding of finance and other disciplines relevant to the success of a publicly traded bank holding company; educational and professional backgrounds; personal accomplishments; individual qualities and attributes that will contribute to Board heterogeneity; age, gender, ethnic, and geographic diversity. The objective of the Committee’s recommending any nominee or group of nominees is to put forward such persons who will help the Company remain successful and represent the shareholders’ interests through the exercise of sound business judgment and the diversity of experiences. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and his/her participation in and contribution to the activities of the Board and its committees.”

As evidenced by the foregoing, when considering any potential nominee to serve on the Board, the Nominating Committee considers several factors, such as each person’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual has either resided, worked, or served. Further, as stated in the Company’s Corporate Governance Guidelines under Board Membership Criteria:

“Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experiences, ages, judgments, residences and backgrounds.”

A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website: http://investors.bankatunion.com.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Certain of the Company’s directors are also directors of other publicly traded companies. Mr. Markel has been a director of Markel Corporation since 1978. Mr. Ukrop has served as a director of Owens & Minor, Inc. since 1987; he was a director of Legg Mason, Inc. from 1985 to 2009.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2010 and up to the present time, there were transactions by the former Union Bank and Trust Company and former Northern Neck State Bank1 with certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by either bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectibility or presents other unfavorable features.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Janis Orfe, Corporate Secretary, Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to the individual director without exception. All of the directors attended the Annual Meeting of Shareholders held in 2010. Consistent with the Company’s Corporate Governance Guidelines, all directors are expected to attend the

[1]	As of March 22, 2010, Union Bank and Trust Company merged with and into First Market Bank (acquired by the Company on February 1, 2010) to form Union First Market Bank. As of October 12, 2010, Northern Neck State Bank, as well as The Rappahannock National Bank of Washington, merged with and into Union First Market Bank.

2011 Annual Meeting and each should be available to shareholders to discuss Company matters. A copy of the Corporate Governance Guidelines is available on the Company’s website: http://investors.bankatunion.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s 2011 Report to the Shareholders, which follows, was approved and adopted by the Audit Committee on March 4, 2011. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent registered public accounting firm is the sole responsibility of the Audit Committee.

The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether the Company’s internal control over financial reporting was effective as of December 31, 2010.

In this context, the Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P. C., with respect to the Company’s financial statements for the fiscal year ended December 31, 2010. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard AU Section 380, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company.

Principal Accounting Fees

The Company’s independent registered public accounting firm, YHB, billed the following fees for services provided to the Company during 2010 and 2009:

	2010	2009

Audit fees (1)	$293,625	$276,600
Audit-related fees (2)	36,000	32,225
Tax fees (3)	24,500	26,500
All other fees	—	—

Total	$354,125	$335,325

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC, including audit work performed on First Market Bank, FSB’s balance sheet, as of January 31, 2010 and the 2010 proxy statement; the Union Mortgage Group, Inc. stand alone audit in compliance with governmental auditing standards; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act.
(2)	Audit-related fees: Audits of employee benefit plans; consultation concerning research, financial accounting, reporting standards, and other related issues.
(3)	Tax fees: Preparation of federal and state tax returns; review of quarterly estimated tax payments; preparation of net operating loss carryback returns; preparation of Maryland special corporate information returns; and consultation regarding tax compliance issues.

The Audit Committee has considered the provision by YHB of the above non-audit services to the Company and has determined that the provision of these services by YHB is compatible with maintaining the firm’s independence from the Company. During 2010, any engagement beyond the scope of the annual audit engagement was pre-approved by the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Ronald L. Tillett, Chairman

Daniel I. Hansen

Patrick J. McCann

Hullihen W. Moore

NAMED EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, comprise the Company’s executive management team and are sometimes referred to in this proxy statement as the “Executive Group” or named executive officers (“NEOs”).

Name (Age)	Title and Principal Occupation During at Least the Past Five Years

G. William Beale (61)	Chief Executive Officer of the Company as of February 1, 2010; President and Chief Executive Officer of the Company from 1993 to February 1, 2010; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004; Chief Executive Officer of Union First Market Bank as of February 1, 2010.

D. Anthony Peay (51)	Chief Financial Officer of the Company since 1994; Executive Vice President of the Company since 2003.

David J. Fairchild (59)	President of the Company as of February 1, 2010; Chief Executive Officer of First Market Bank, FSB from 2003 to February 1, 2010; President of First Market Bank from February 1, 2010 until the merger with Union Bank and Trust Company to form Union First Market Bank as of March 22, 2010; Executive Vice President and Chief Banking Officer of Union First Market Bank as of March 22, 2010.

John C. Neal (61)	Executive Vice President and Chief Banking Officer of the Company since 2005; President and Chief Executive Officer of Union Bank and Trust Company from 2004 to March 22, 2010; President of Union First Market Bank as of March 22, 2010; Executive Vice President and Chief Operating Officer of Union Bank and Trust Company from 1997 to 2004.

Elizabeth M. Bentley (50)	Executive Vice President and Director of Retail Banking; joined the Company in 1998 as an Assistant Vice President; Vice President in 2002; Senior Vice President in 2005; Executive Vice President since 2007.

Rex A. Hockemeyer (57)	Executive Vice President and Director of Operations and Information Technology; joined the Company in April 2008; previously was responsible for information technology at First Financial Bancorp, Cincinnati, Ohio, and served as that holding company’s operations affiliate’s President and Chief Executive Officer beginning in 1999.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table below, (c) each holder of more than five percent of common stock, if any, and (d) by all the directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Named Executive Officers and Directors:
L. Bradford Armstrong	1,671		*
G. William Beale	98,613	(2)(3)	*
Douglas E. Caton	400,991	(2)	1.54%
Daniel I. Hansen	107,711	(2)	*
Ronald L. Hicks	79,708	(2)	*
Steven A. Markel	12,327		*
Patrick J. McCann	9,130	(2)	*
Hullihen W. Moore	34,310		*
R. Hunter Morin	29,429	(2)	*
W. Tayloe Murphy, Jr.	153,633	(2)	*
Ronald L. Tillett	20,462		*
James E. Ukrop	1,207,641	(2)	4.64%
David J. Fairchild	12,459		*
John C. Neal	49,038	(3)	*
D. Anthony Peay	34,479	(2)(3)	*
Elizabeth M. Bentley	13,478	(3)	*
Rex A. Hockemeyer	5,353	(3)	*
All directors and executive officers as a group (17 persons)	2,270,433	(2)(3)	8.73%

5% Stockholder:

Markel Corporation 4521 Highwoods Parkway Glen Allen, Virginia 23260	3,504,920	(4)	13.47%

*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Beale, 25,498 shares; Mr. Caton, 21,050 shares; Mr. Hansen, 24,219 shares; Mr. Hicks, 14,202 shares; Mr. McCann, 201 shares; Mr. Morin, 642 shares; Mr. Murphy, 2,772 shares; Mr. Ukrop, 863,140; Mr. Peay, 139 shares.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s 1993 Stock Incentive Plan and 2003 Stock Incentive Plan as follows: Mr. Beale, 21,550 shares; Mr. Fairchild, 7,459 shares; Mr. Neal, 18,709 shares; Mr. Peay, 18,285 shares; Mr. Hockemeyer, 2,893 shares; Ms. Bentley, 9,674 shares.
(4)	Based on the Schedule 13D filed with the SEC by Markel Corporation (“Markel”) on February 11, 2010. Steven A. Markel, Vice Chairman of Markel, is also a director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and explanation of the material information relevant to understanding the objectives, policies and philosophy underlying the Company’s compensation programs for executives. To assist you in understanding certain disclosures that we are required to provide in this section, which we refer to as the “CD&A,” we include a series of questions followed by narrative answers. Following the CD&A, we also provide information relating to executive and director compensation in a series of tables (some with important explanatory footnotes) and accompanying narrative, some of which also use the “Question and Answer” format of this section.

Executive Summary

During 2010, consistent with its compensation philosophy and objectives, the Company made executive compensation decisions taking into consideration base salaries, whether to provide any short or long term incentive compensation awards, and the executive compensation requirements applicable to the Company under the Dodd-Frank Act. As discussed in detail below, and as shown in the Summary Compensation Table following this CD&A, there were incentive compensation awards made to the NEOs based upon the 2010 long term incentive plan approved by the Compensation Committee and ratified by the Board of Directors; there were also base salary increases for the Executive Group. In February 2010, restricted stock awards, in lieu of cash compensation, were made to each NEO for his/her respective achievement of specific individual goals under the 2010 Management Incentive Plan.

Compensation Philosophy and Objectives

Q. Does the Company have an overall executive compensation philosophy?

Yes. The “total compensation philosophy” of the Company is to compensate fairly its executives in a manner that is consistent with its identified industry peers and reward them for achieving the Company’s operational and financial goals and providing a growing return to the shareholders. The compensation programs support management’s goals of hiring, retaining, and rewarding qualified executives who are critical to the successful execution of its short term and long term business strategies. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.

Q. What are the objectives of the compensation programs for executives?

The objectives of the Company’s compensation programs are strategy-focused, competitive, and, where appropriate, performance based. Overall, the Company’s incentive compensation programs are straightforward – to attract, reward, and retain key executives for creating long term value for shareholders of the Company.

Executives are aware that they may receive either short or long term incentive compensation awards, or both, as a result of the achievements of certain corporate, divisional, or individual goals. These awards are calculated as a percentage of each executive’s year end base salary.

The Company’s short term cash incentive compensation program is provided under an annual management incentive plan (the “MIP”). Other incentive compensation, including the Company’s long term incentive compensation program, is provided through the grants of equity awards (i.e., stock options and restricted stock) under the Company’s 2003 Stock Incentive Plan (the “2003 SIP”) and will be provided under the Company’s 2011 Stock Incentive Plan (the “2011 SIP”), if that plan is approved by the shareholders at the Annual Meeting.

Executive Compensation Administration

Q. What is the process used to make executive compensation decisions?

Pursuant to its charter, the Compensation Committee meets several times during the year and at least annually reviews and recommends to the Board of Directors the annual base salaries, annual incentive opportunity levels, and long term incentive opportunity levels for the Chief Executive Officer and the other NEOs. The Compensation Committee works with an independent compensation consultant in evaluating the foregoing and making its decisions and recommendations (see below).

Q. Has the Compensation Committee retained and worked with an independent executive compensation consultant?

Yes. During 2010, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“PM&P”), an independent executive compensation advisor. PM&P does not provide any other services to the Company.

Q. How does the industry-specific peer group fit into the Company’s executive compensation philosophy and strategy?

The Company uses an industry specific peer group, and, where appropriate, standardized financial services data, to determine “compensation comparability.” This means we consider, among other organizational criteria, the following with respect to each member of the peer group: asset size, earnings, location, organizational structure, number of employees, market capitalization, and service offerings. We also use the same financial industry peer group to assess total compensation, and, when appropriate, short and long term performance based awards.

Q. What peer group does the Compensation Committee use as a guide?

In making total direct compensation decisions, the Compensation Committee compares the principal elements of total direct compensation against a peer group of publicly traded U. S. commercial banks. The companies comprising the peer group (excluding the Company) as of December 31, 2010 were:

Community Trust Bancorp, Inc.	Renasant Corporation
First Bancorp	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Sandy Spring Bancorp, Inc.
First Financial Bancorp	SCBT Financial Corporation
First Merchants Corporation	StellarOne Corporation
Green Bankshares, Inc.	TowneBank
Hancock Holding Company	United Bankshares, Inc.
IBERIABANK Corporation	United Community Banks, Inc.
MainSource Financial Group, Inc.	Virginia Commerce Bancorp, Inc.
Park National Corporation	WesBanco, Inc.
Pinnacle Financial Partners, Inc.

Q. What reasons and factors did the Compensation Committee consider when determining the above peer group?

The Compensation Committee has historically used a peer group when assessing and determining compensation so that its decisions are thoughtful, fair, and within the parameters of like-minded institutions. The Compensation Committee considered “compatibility” and “comparability” factors when evaluating and ultimately electing the 2010 peer group, including: assets, earnings, geographical locations, corporate structure and governance, numbers of employees, numbers of branch offices, market capitalization, service offerings, and total compensation philosophies.

Q. How does the Compensation Committee benchmark against the peer group?

Generally, base salary compensation and targeted short and long term compensation are established at the 50th percentile of the Company’s peer group.

Elements of Compensation

Q. What are the elements of compensation for the executives/officers?

For 2010, the principal components of compensation for members of the Executive Group were: base salary; performance-based cash incentive compensation; and long term equity compensation. These components of compensation, along with certain other elements of compensation, are described below and are set forth in the Summary Compensation Table and other tables following this CD&A.

Q. How does the Company set the amount or formula for each element and how does each element fit into pay strategy?

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the specific executive’s compensation, evaluates each executive’s performance in light of these goals and objectives, and recommends to the Board the compensation levels for the members of the Executive Group based on these evaluations. For the long term incentive component of the executive compensation for 2010, the Compensation Committee considered in its discretion the Company’s performance relative to peers, industry specific survey results, the data and opinions offered by the Compensation Committee’s independent compensation consultant, and the Company’s earnings, growth, and risk management.

The Board and the Compensation Committee establish overall compensation using both objective and subjective criteria based on the factors noted above. With respect to the objective portion of the performance evaluation, the Compensation Committee specifically considers the Company’s performance based upon earnings, growth, and risk management. The subjective component focuses on the Compensation Committee’s opinions of the performance by the executive of his/her individual responsibilities as defined by the Compensation Committee and in comparison to the compensation paid to persons in comparable positions within the industry peer group. The Compensation Committee considers base salary as the primary component of the Company’s executive compensation program, followed by short term cash incentive compensation, and long term equity incentive compensation. All of these compensation components are targeted generally to the 50th percentile of the Company’s peer group.

Generally, the targeted mix of cash and equity-based compensation for executives is on average 60% for base salary, 20% for annual cash incentives, and 20% for long term equity incentives. Incentive compensation for an individual executive may become a larger percentage of that person’s total direct compensation when he/she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

For 2010, the Company took into account specific items of corporate performance for each member of the Executive Group. Compensation for the Chief Executive Officer of the Company (Mr. Beale), the President of the Company (Mr. Fairchild), the Chief Financial Officer of the Company (Mr. Peay), and the Chief Banking Officer of the Company (Mr. Neal) was determined by the Board of Directors, excluding Mr. Beale, based on the recommendations of the Compensation Committee to the Board. The compensation of the Director of Retail Banking (Ms. Bentley), and the Director of Operations and Information Technology (Mr. Hockemeyer) was determined by the Board of Directors after consideration of the recommendations of both the Chief Executive Officer and the Compensation Committee.

Q. How is risk considered in the development of the Company’s compensation programs?

Beginning in at least 2007, and continuing to date, the Company’s Internal Audit Department has evaluated all compensation plans as part of its enterprise risk management reviews. To date, these reviews have found the compensation plans do not present undue risk. The Compensation Committee regularly reviews incentive compensation arrangements and consults with the Company’s senior risk officers if appropriate to ensure that such arrangements do not encourage the NEOs to take unnecessary and excessive risks that could threaten the value of the Company.

Q. What exactly is the MIP?

The MIP is an annual plan that begins each January 1st, which is the first day of the Company’s fiscal year. The Company adopted and approved the final version of the 2010 MIP on February 25, 2010, with an effective date of January 1, 2010.

Q. What metrics are used and how does the Company set the amounts of any “target awards”?

We recognize that the MIP can only reward the Company’s key executives who create value by looking at specific factors shortly after the end of the MIP fiscal year. Earlier in the MIP fiscal year, the MIP requires us to assign to each executive an incentive award target; this target number is calculated as a percentage of the executive’s year end base salary. Generally, the target award of compensation is made to the executive if both the Company and the executive achieve certain targeted performance goals; however, the target award can be increased when performance exceeds expectations, or decreased if performance is below expectations.

For each eligible executive, the specific target award is weighted between the Company’s earnings, growth, cost saves as a result of the acquisition of the former First Market Bank, FSB (“FMB”), low cost deposits, and asset quality, on the one hand, relative select criteria approved by the Board, and the individual/divisional goals on the other. The specific individual/divisional goals are established and measured by the Chief Executive Officer who presents those goals and recommendations, excluding any recommendations for himself, to the Compensation Committee for its review; the Compensation Committee reviews the recommendations of the Chief Executive Officer and determines the incentive compensation to be awarded to the executives. The Compensation Committee also determines the incentive compensation of the Chief Executive Officer.

We list below the 2010 targeted goals and percentages for the NEOs:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/ Division Goal Weighting
G. William Beale	50%	80%	20%
David J. Fairchild	30%	80%	20%
D. Anthony Peay	40%	80%	20%
John C. Neal	30%	80%	20%
Elizabeth M. Bentley	30%	80%	20%
Rex A. Hockemeyer	20%	80%	20%

Taking into consideration the recommendations of its independent compensation consultant, the Compensation Committee approved the corporate component of the 2010 MIP to base awards upon specific performance measures and weightings (net income; asset growth; cost saves; low cost deposits; non-performing assets as a percentage of total loans). The Compensation Committee conducted its assessment by reviewing quantitative data and making qualitative decisions regarding performance in light of events affecting the Company from an economic, regulatory and operational perspective. These same components were also considered as part of the qualitative assessment of each NEO’s individual/division component.

Q. What awards, if any, did the members of the Executive Group receive for achieving a percentage of their individual targeted goals under the 2010 MIP?

Based upon the foregoing, and because each NEO achieved a percentage of his/her individual goals under the 2010 MIP, the Compensation Committee approved short term incentive awards, in the form of cash payments, to be made to the NEOs on or about March 15, 2011.

Q. What does the Compensation Committee consider when determining long term incentive compensation for the period 2010 through 2012?

The Compensation Committee intends to use an index of U. S. commercial banks based upon data compiled by SNL Financial for the performance period January 1, 2010 through December 31, 2012. The banks to be included will range from 50% to 200% of the Company’s asset size as of year end 2012.

Q. What exactly is the 2003 SIP?

The 2003 SIP is primarily a long term incentive plan, which has made available 525,000 shares of common stock for awards or grants to eligible employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock.

The 2003 SIP is administered by the Compensation Committee, which has discretion with respect to determining whether, when, and which employees may be granted stock options, stock appreciation rights, and restricted stock, and the terms and conditions, including any vesting schedule, for each award.

Q. What exactly is the 2011 SIP?

The 2011 SIP is an equity compensation plan that will replace the 2003 SIP after all shares remaining under the 2003 SIP have been awarded and that plan terminates. As disclosed earlier in this proxy statement, the Company anticipates there will be no shares available under the 2003 SIP as of the second quarter of 2011.

The 2011 SIP was adopted by the Board of Directors on November 2, 2010 and is effective January 1, 2011 subject to shareholder approval at the Annual Meeting. The 2011 SIP makes available up to 1,000,000 shares of the Company’s common stock for granting stock awards in the form of incentive stock options, nonqualified stock options (“NQSOs”), restricted stock, and other stock-based awards to employees of the Company or its subsidiaries.

Q. Were there any awards or grants to Company employees in 2010 under the 2003 SIP?

Yes; as part of a long term incentive plan for the period 2010 through 2012, on February 25, 2010, the Compensation Committee approved and recommended to the Company’s Board awards of nonqualified stock options to purchase shares of the Company’s common stock to certain MIP participants, including members of the Executive Group.

Q. What health and welfare benefits do the executives receive?

All members of the Executive Group are eligible to participate in the health and welfare benefits program available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long term disability plans, and life insurance.

Q. Are there any other programs under which the executives may receive benefits?

Yes. The Company has a 401(k) profit sharing plan and all members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions are fully vested after five years of service.

Q. Do the executives receive any perquisites?

Yes. The Company provides to Mr. Beale an automobile and covers its related expenses for business and personal use; Mr. Beale’s membership in the Fredericksburg Country Club is also paid by the Company as is Mr. Neal’s membership. Messrs. Fairchild, Neal, and Peay and Ms. Bentley each receive monthly car allowances.

Executive Agreements

Q. Were there agreements relating to executive compensation in 2010?

Yes; for certain employees of the Company, there are employment agreements and “change in control” or what we call management continuity agreements; for the Company’s then employees, these agreements were amended and restated in 2006; they were further amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code. Mr. Fairchild’s agreements are dated as of February 1, 2010. We describe these agreements in more detail below.

Employment Agreements

G. William Beale. As of December 31, 2008, to effectuate compliance with Section 409A of the Internal Revenue Code (“Section 409A”), the Company entered into an amended and restated employment agreement (the “Agreement”) with G. William Beale pursuant to which the Company will continue to employ Mr. Beale as President and Chief Executive Officer. The Agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 2006 providing for his employment as President and Chief Executive Officer of the Company. On February 1, 2010, the Company and Mr. Beale agreed to an amendment to the Agreement to clarify Mr. Beale’s title as Chief Executive Officer of the Company.

The Agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the Agreement and on each day thereafter the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Under the 2006 agreement, Mr. Beale’s initial annual base salary was $320,000 as of May 1, 2006; Mr. Beale’s annual base salary of $358,800 remained unchanged from May 1, 2008 until February 1, 2010, the effective date of the Company’s acquisition of First Market Bank, FSB. Mr. Beale’s 2010 base salary was $407,000. Mr. Beale’s base salary and the recommendations of the Compensation Committee are typically reviewed annually by the Board of Directors. Mr. Beale is entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable MIP adopted on an annual basis by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the Agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current base salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the Agreement, then certain restrictions imposed by the Agreement shall not apply after he ceases to be employed by the Company.

The Agreement will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement, dated as of December 31, 2008, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Amended and Restated Management Continuity Agreement, which supersedes and replaces the Management Continuity Agreement dated as of November 21, 2000.

John C. Neal and D. Anthony Peay. The Company has also entered into amended and restated employment agreements with Messrs. Neal and Peay as of December 31, 2008, again to effectuate compliance with Section 409A; these agreements contain substantially similar terms and are modeled after Mr. Beale’s Agreement. These agreements supersede and replace the employment agreements Messrs. Neal and Peay entered into in 2006. Each agreement has an initial term of two years, and, similar to Mr. Beale’s Agreement, each is renewed for an additional day during the term unless the Company gives notice that the employment term will not be extended.

Similar to Mr. Beale’s Agreement, each agreement with Messrs. Neal and Peay will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreements between Messrs. Neal and Peay and the Company, respectively, will become effective and any termination benefits will be determined and paid solely pursuant to those agreements, which supersede and replace earlier management continuity agreements.

David J. Fairchild. The Company entered into an employment agreement with Mr. Fairchild effective as of February 1, 2010; this agreement contains substantially similar terms and is modeled after Mr. Neal’s employment agreement; it replaces the employment agreement Mr. Fairchild had with First Market Bank, FSB; the agreement is renewed for an additional day during the term unless the Company gives notice that the employment term will not be extended. The Company and Mr. Fairchild also entered into a Management Continuity Agreement effective February 1, 2010, which agreement is substantially similar to that of Mr. Neal. Mr. Fairchild’s employment agreement will terminate in the event there is a change in control of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

The Executive Group/Potential Post-employment Payments. Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the table on page 33.

Management Continuity Agreements

As stated above in the section describing their employment agreements, the Company has separate agreements with Messrs. Beale, Neal, Peay, and Fairchild that become effective upon a change in control of the Company. Under the terms of each of these agreements, the Company or its successor is required to continue in its employ Messrs. Beale, Neal, Peay, and Fairchild for a term of three years after the date of a change in control (as defined in the respective management continuity agreements). According to certain provisions, these Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of any of these four executives is terminated during the three years other than for cause or disability (as defined in the respective management continuity agreements), or if any of them should terminate employment because a material term of his agreement is breached by the Company, such terminating executive will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination; for Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, annual bonus and equivalent benefits; similarly, for each of Messrs. Neal, Peay, and Fairchild, the lump sum cash payment will be equal to 2.0 times the sum of his respective base salary, annual bonus and equivalent benefits.

The Company does not have employment agreements or management continuity agreements with either Ms. Bentley or Mr. Hockemeyer.

Q. Does the Company have any other plans or agreements, not already discussed above, that relate to any other form of compensation for the executives listed in the Summary Compensation Table?

Yes. The Company and certain members of the Executive Group are parties to certain separate agreements, each of which is known as a Split Dollar Life Insurance Agreement. These agreements are sometimes referred to as “BOLI” agreements. The acronym “BOLI” means “bank owned life insurance.” Generally, under each BOLI agreement, the Company agrees to apply to a reputable insurance company for an insurance policy on the executive’s life. The Company is the owner of the insurance policies and pays the insurance premiums for the policies. The insured executive is requested to designate his/her beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his/her estate, as may be applicable, under the provisions of the BOLI agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

Prior to its acquisition of FMB, the Company had entered into BOLI agreements with certain employees on two occasions, in 2000 and in 2005. With respect to the first occasion, the Company’s BOLI agreements with Messrs. Beale, Neal, and Peay, and the respective death benefit for each such executive’s designated beneficiary or estate, include a benefit equal to three times each executive’s respective annual compensation as of the date of termination. With respect to the second occasion, Messrs. Beale, Neal, Peay, and Ms. Bentley each have a separate BOLI agreement with a death benefit equal to $100,000. The Company does not have any BOLI agreements with Mr. Hockemeyer.

When it acquired FMB in February 2010, the Company became the successor in interest to the January 1, 2001 Split Dollar Life Insurance Agreement between FMB and Mr. Fairchild. This agreement is different from those described above; specifically, the agreement calls for Mr. Fairchild and the Company to make premium payments for a life insurance policy with Northeastern Mutual Life Insurance Company in the face amount of $1,358,010; the agreement terminates upon the later of Mr. Fairchild’s reaching age 60 or his termination of employment with the Company other than by reason of his death. Mr. Fairchild has executed a Collateral Assignment in favor of his employer that relates to the death benefits to be received by his designated beneficiary and his employer.

Q. Does the Company have any Split Dollar Life Insurance Agreements with any employees other than the Executive Group?

Yes. The Company has other Split Dollar Life Insurance Agreements with numerous other employees who are not considered to be members of the Executive Group. Generally, these BOLI agreements contain provisions that are substantially similar to either or both of the above-described BOLI agreements that the Company has with the Executive Group members. All of these BOLI agreements were entered into in 2000 and/or 2005 except for three split dollar agreements, similar in form to Mr. Fairchild’s, that were entered into on two occasions (2001 and 2003) for three other employees of the former FMB who are not members of the Executive Group.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the CD&A that appears above in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee,

Douglas E. Caton, Chairman

Ronald L. Hicks

R. Hunter Morin

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated, pursuant to the SEC’s executive compensation disclosure requirements, for the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Banking Officer, the Director of Retail Banking, and the Director of Information Technology and Operations.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (MIP) (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)

G. William Beale (5) CEO, Union First Market Bankshares Corporation	2010	407,000	—	129,689	101,752	93,384	13,215	29,827	774,867
	2009	358,800	—	53,823	—	—	11,962	34,947	487,482
	2008	354,200	—	—	—	17,940	10,829	25,925	408,894

David J. Fairchild (6) President, Union First Market Bankshares Corporation	2010	275,000	—	41,257	41,248	33,715	—	13,620	404,840
	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—

D. Anthony Peay EVP/CFO, Union First Market Bankshares Corporation	2010	236,000	—	61,262	47,199	45,130	—	13,620	403,211
	2009	203,550	—	30,739	—	—	—	11,894	260,253
	2008	198,900	—	—	—	15,666	—	12,929	227,495

John C. Neal President, Union First Market Bank	2010	275,000	—	61,252	41,248	37,582	—	18,856	433,938
	2009	252,933	—	38,193	—	—	—	23,789	334,914
	2008	246,400	—	—	—	25,422	—	16,938	288,760

Elizabeth M. Bentley EVP, Union First Market Bankshares Corporation	2010	188,000	—	38,909	28,197	32,309	—	9,226	296,641
	2009	153,000	—	22,953	—	—	—	8,525	195,188
	2008	139,575	—	—	—	12,300	—	6,400	158,275

Rex A. Hockemeyer (7) EVP, Union First Market Bankshares Corportation	2010	160,000	—	26,368	15,998	15,124	—	5,395	222,885
	2009	148,000	—	22,195	—	—	—	4,440	184,995
	2008	102,708	—	—	—	9,918	—	363	112,989

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. This presentation replaces the dollar amount recognized for financial statement purposes and has been reflected for all fiscal years presented. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2010 Form 10-K footnote 10 “Employee Benefits.” Stock awards consist of both restricted and performance-based awards.
(2)	Represents cash award for individual and company performance under the MIP based upon achievement of specific goals; each such award is made by the Company’s Compensation Committee in its sole discretion. There were no cash payments to members of the Executive Group under the MIP for their individual 2009 performance.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.
(4)	The details of the components of this column are provided is a separate table below.
(5)	$67,964 of Mr. Beale’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Mr. Fairchild joined the Company on February 1, 2010.
(7)	Mr. Hockemeyer joined the Company in mid-April 2008.

2010 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividends on Restricted Stock Awards (1)	Other Plan Payments (2)	BOLI Income	Total

G. William Beale	$6,211	$8,823	$2,940	$7,877	$3,976	$29,827
David J. Fairchild	—	9,800	—	—	1,826	11,626
D. Anthony Peay	—	7,002	1,216	4,384	1,018	13,620
John C. Neal	—	9,129	1,427	5,516	2,784	18,856
Elizabeth M. Bentley	—	5,083	727	3,306	110	9,226
Rex A. Hockemeyer	—	4,770	625	—	—	5,395

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	The 2% bonus was available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided was available to all eligible employees at that time, and is currently determined as 2% of base salary or commissions for only those employees.

Stock Option Grants and Stock Awards in 2010 under the 2010 MIP and the 2003 SIP

As described above, the Company’s 2003 Stock Incentive Plan provides for grants of stock options, stock appreciation rights and restricted stock to executive officers and key employees of the Company and its subsidiaries. The table on page 26 provides information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards.

Q. Did the Company make any awards of either stock options or stock to the executives identified in the Summary Compensation Table for 2010 performance under the 2010 MIP or the 2003 SIP?

Yes, the Company awarded non-qualified stock options to the Executive Group under the 2003 SIP in April 2010; the contracts for these awards were finalized in May 2010. These NQSOs represent a portion of the long term incentive compensation available for the period 2010 through 2012.

The specific awards for the NEOs are included in the Summary Compensation Table and in the Grants of Plan-Based Awards in 2010 table below.

Q. How does the Company determine the awards for performance-based shares of the Company’s common stock?

In 2007, the Company’s Board of Directors awarded the right to earn performance-based shares of Company common stock to certain members of the Executive Group for the 2007-2010 performance period under the 2003 SIP. These awards are determined according to each participant’s salary level, based on survey data, and do not vary based on individual performance. The actual payouts of these performance-based shares, if any, are determined by a non-discretionary formula, which measures the Company’s stock performance over a four-year period using total shareholder return (including reinvestment of dividends) measured over the performance period relative to the Company’s select peer group. For the four year performance period ended December 31, 2010, performance-based shares were earned by certain members of the Executive Group; these shares vested on February 1, 2011. The members of the Executive Group received the following number of shares of restricted stock: Mr. Beale (2,314 shares); Mr. Peay (1,070 shares); Mr. Neal (1,009 shares); and, Ms. Bentley (333 shares).

GRANTS OF PLAN-BASED AWARDS IN 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum		Options	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

G. William Beale	N/A		93,384	105,787
	2/25/2010	—	—	—	—	—	—	2,225	—	—	$27,946
	4/28/2010	—	—	—	—			6,185	—	—	101,743
	4/28/2010	—	—	—	—	—		—	18,400	16.45	101,752

David J. Fairchild	N/A		33,715	42,887
	4/28/2010	—	—	—	—	—	—	2,508	—	—	41,257
	4/28/2010	—	—	—	—	—	—	—	7,459	16.45	41,248

D. Anthony Peay	N/A		45,130	49,073
	2/25/2010	—	—	—	—	—	—	1,120	—	—	14,067
	4/28/2010	—	—	—	—	—	—	2,869	—	—	47,195
	4/28/2010	—	—	—	—	—	—	—	8,535	16.45	47,199

John C. Neal	N/A		37,582	42,887
	2/25/2010	—	—	—	—	—	—	1,592	—	—	19,996
	4/28/2010	—	—	—	—	—	—	2,508	—	—	41,257
	4/28/2010	—	—	—	—	—	—	—	7,459	16.45	41,248

Elizabeth M. Bentley (3)	N/A		32,309	29,319
	2/25/2010	—	—	—		—	—	853	—	—	10,714
	4/28/2010	—	—	—	—	—	—	1,714	—	—	28,195
	4/28/2010	—	—	—	—	—	—	—	5,099	16.45	28,197

Rex A. Hockemeyer	N/A		15,124	35,200
	2/25/2010	—	—	—	—	—	—	825	—	—	10,362
	4/28/2010	—	—	—	—	—	—	973			16,006
	4/28/2010	—	—	—	—	—	—		2,893	16.45	15,998

(1)	Consists of both restricted and performance stock awards. Restricted shares were granted February 25, 2010, and performance-based awards were granted April 28, 2010.
(2)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. The grant date fair value for the restricted stock and performance-based awards of $12.56 and $16.45, respectively, were based on the closing price of the Company’s common stock on the grant date of February 25, 2010 and April 28, 2010, respectively. Performance-based awards in the above table assume the probable outcome of performance conditions is equal to the maximum potential value of the awards. For valuation and discussion of the assumptions related to stock options and awards, refer to the Company’s 2010 Form 10-K footnote 10 “Employee Benefits.”
(3)	Ms. Bentley’s maximum payout is less than the target due to others in the MIP receiving a larger portion of available funds under the maximum scenario.

The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at 2010 year end for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date or Performance Period	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested (2) (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

G. William Beale	1/23/2003	1,050	—	—	$18.58	1/23/2013
	1/29/2004	2,100	—	—	22.65	1/29/2014
	4/28/2010	—	18,400	—	16.45	4/28/2020
	2/1/2007						1,118	$16,524	—	$—
	12/17/2009						3,406	50,341	—	—
	2/25/2010						2,225	32,886	—	—
	1/1/2007-12/31/2010								3,354	49,572
	1/1/2010-12/31/2012								6,185	91,414

David J. Fairchild	4/28/2010	—	7,459	—	$16.45	4/28/2020
	01/01/2010-12/31/2012								2,508	$37,068

D. Anthony Peay	1/25/2001	750	—	—	$8.54	1/25/2011
	1/2/2002	3,000	—	—	10.67	1/2/2012
	1/23/2003	3,000	—	—	18.58	1/23/2013
	1/29/2004	3,750	—	—	22.65	1/29/2014
	4/28/2010	—	8,535	—	16.45	4/28/2020
	2/1/2007						517	$7,641	—	$—
	12/17/2009						1,945	28,747	—	—
	1/1/2007-12/31/2010								1,551	22,924
	1/1/2010-12/31/2012								2,869	42,404

John C. Neal	1/25/2001	2,250	—	—	$8.54	1/25/2011
	1/2/2002	3,750	—	—	10.67	1/2/2012
	1/23/2003	3,750	—	—	18.58	1/23/2013
	1/29/2004	3,750	—	—	22.65	1/29/2014
	4/28/2010	—	7,459	—	16.45	4/28/2020
	2/1/2007						487	$7,198	—	$—
	12/17/2009						2,417	35,723	—	—
	1/1/2007-12/31/2010								1,462	21,608
	1/1/2010-12/31/2012								2,508	37,068

Elizabeth M. Bentley	1/2/2002	750	—	—	$10.67	1/2/2012
	1/23/2003	1,125	—	—	18.58	1/23/2013
	1/29/2004	1,125	—	—	22.65	1/29/2014
	1/27/2005	825	—	—	23.50	1/27/2015
	2/23/2006	600	150	—	31.57	2/23/2016
	4/28/2010	—	5,099		16.45	4/28/2020
	2/1/2007						160	$2,365	—	$—
	12/17/2009						1,452	21,461	—	—
	1/1/2007-12/31/2010								482	7,124
	1/1/2010-12/31/2012								1,714	25,333

Rex A. Hockemeyer	4/28/2010	—	2,893	—	$16.45	4/28/2020
	12/17/2009	—	—	—	—		1,404	$20,751	—	$—
	1/1/2010-12/31/2012								973	14,381

(1)	Each of the incentive stock option awards, unless accelerated as of December 30, 2005, and which acceleration has been accepted by the award recipient, vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, during the term of the subject Incentive Stock Option Agreement, which term is ten years after the date of such agreement.
(2)	Restricted and performance-based stock granted on the dates indicated in the first column of the table. This column represents restricted stock awards. The restricted stock awards granted on February 25, 2010 vest as follows: Mr. Beale vests 100% at the end of the second year following the grant date; Messrs. Neal, Peay, Hockemeyer, and Ms. Bentley vested immediately 15 days following grant date. The performance-based shares are based upon the achievement of specific goals measured and subject to the Company’s Compensation Committee in its sole discretion on December 31, 2012.
(3)	This column represents performance-based stock awards. The actual payout of shares, if any, will be determined by a non-discretionary formula which measures the Company’s performance over a two-year period and is subject to the Company’s Compensation Committee in its sole discretion on December 31, 2012.

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing market price of the Company’s common stock on December 31, 2010 ($14.78).

Stock Option Exercises and Stock Vested in 2010

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2010

	Option Awards		Restricted Stock Awards		Performance Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)	(#)	($)

G. William Beale	—	—	3,148	42,512	1,681	21,870
David J. Fairchild	—	—	—	—	—	—
D. Anthony Peay	—	—	2,633	35,469	654	8,509
John C. Neal	1,755	6,388	3,323	44,798	823	10,707
Elizabeth M. Bentley	—	—	1,499	20,414	—	—
Rex A. Hockemeyer	—	—	1,294	17,717	—	—

Mr. Neal’s value realized upon exercise, as set forth in the above table, was determined as the difference between the closing price of the Company’s common stock on the date of exercise ($12.31) and the exercise price of the stock options ($8.67) multiplied by the number of shares acquired on exercise. The vesting of performance and restricted stock awards, as set forth in the above table, related to the vesting of previously issued stock awards for the 2006-2010 performance period.

Employee and/or Director Benefit Plans

Q. Does the Company have any type of deferred compensation plans for employees and/or directors? If so, what compensation will be paid under them?

Yes, there is a type of deferred compensation plan for some directors. By way of background, in 1985, the then Union Bank and Trust Company offered its directors the option to participate in a deferred supplemental compensation program. Certain directors have entered into agreements with Union Bank and Trust Company to participate in this program. To participate in this program, a director must have elected to forego the director’s fees that would otherwise be payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of successor, Union First Market Bank (the “bank”), a substantial portion of the benefits payable under the agreements is funded by key person life insurance owned by the bank on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter the bank has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied towards the first year’s premium expense of a life insurance policy on the life of Mr. Beale, who, at the time, served on the bank’s Board and was the bank’s president; subsequently, the bank has paid the premium necessary to continue the subject life insurance policy in effect.

Each supplemental compensation agreement provides that the director will receive from the bank a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, the bank has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for the bank to pay him $26,500 per year for ten years upon his Normal Retirement Date. The Company’s other participating directors receive or will receive from the bank an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Hansen, $22,299. As of December 31, 2010, the bank had accrued approximately $1,038,921 to cover its obligations under all of the supplemental compensation agreements with current and former bank directors who participate in the director deferred compensation plan.

While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Q. Does any member of the Executive Group participate in a nonqualified deferred compensation plan?

Yes; the following table and narrative summarize the nonqualified deferred compensation for three members of the Executive Group.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)

G. William Beale	59,284	—	47,864	—	401,043

David J. Fairchild	15,193	—	33,479	—	323,654

D. Anthony Peay	—	—	—	—	—

John C. Neal	—	—	5,604	—	59,689

Elizabeth M. Bentley	3,306	—	1,255	—	11,290

Rex A. Hockemeyer	—	—	—	—	—

Messrs. Beale, Neal, and Ms. Bentley have elected to participate in the Company’s nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation. Mr. Fairchild has elected to participate in a nonqualified deferred compensation plan administered by ACG Advisory Services, Inc.

The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

Post-employment Compensation

Q. Are any of the executives listed in the Summary Compensation Table entitled to receive any payments from the Company if his/her employment ceases or there is a change in control? If so, how much could each be paid?

Yes, as discussed in the CD&A above, Messrs. Beale, Fairchild, Neal, and Peay, who are members of the Executive Group, have each entered into an employment agreement and a management continuity agreement or “change in control” agreement with the Company, as the same may have been amended or restated. As stated above, the Company does not have employment agreements or management continuity agreements with either Ms. Bentley or Mr. Hockemeyer. We disclose in the following table the estimated potential payments, which would be due to each of the four executives under two different scenarios, if either had occurred as of December 31, 2010, based on the relevant agreements: (1) termination of employment under the executive’s employment agreement, or (2) a payout following termination of employment under his respective management continuity agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits

G. William Beale	Post-Termination Compensation	$814,000	$1,216,930	$203,500	$45,000
	Early vesting of Restricted Stock	99,750	99,750	—	—
	Health care benefits continuation	5,862	5,862	—	11,724
	Early vesting of Performance Stock	140,986	140,986	—	—
	Early vesting of Stock Options	271,952	271,952	—	—
	Tax Gross-up	—	775,194	—	—

	Total Value	$1,332,551	$2,510,674	$203,500	$56,724

David J. Fairchild	Post-Termination Compensation	$550,000	$550,000	$137,500	$45,000
	Early vesting of Restricted Stock	—	—	—	—
	Health care benefits continuation	1,624	1,624	—	3,248
	Early vesting of Performance Stock	37,068	37,068	—	—
	Early vesting of Stock Options	110,244	110,244	—	—
	Tax Gross-up	—	208,635	—	—

	Total Value	$698,936	$907,571	$137,500	$48,248

D. Anthony Peay	Post-Termination Compensation	$472,000	$472,000	$118,000	$41,300
	Early vesting of Restricted Stock	36,388	36,388	—	—
	Health care benefits continuation	6,197	6,197	—	12,394
	Early vesting of Performance Stock	65,328	65,328	—	—
	Early vesting of Stock Options	126,147	126,147	—	—
	Tax Gross-up	—	255,761	—	—

	Total Value	$706,060	$961,822	$118,000	$53,694

John C. Neal	Post-Termination Compensation	$550,000	$550,000	$137,500	$45,000
	Early vesting of Restricted Stock	42,921	42,921	—	—
	Health care benefits continuation	7,383	7,383	—	14,766
	Early vesting of Performance Stock	58,677	58,677	—	—
	Early vesting of Stock Options	110,244	110,244	—	—
	Tax Gross-up	—	265,519	—	—

	Total Value	$769,225	$1,034,744	$137,500	$59,766

Q. Does the Company have a defined benefit plan or a defined contribution plan?

The Company does not participate in a defined benefit plan; however, the Company does have a defined contribution plan for all eligible employees, including members of the Executive Group. This plan is known formally as the Union First Market Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group participate in the 401(k) Plan. Each employee participant is fully vested in his/her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after five years.

Q. Does the Company have a pension plan or some kind of similar plan for any of the executives listed that is tied to a retirement age?

Yes, as we have stated above, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. Because Mr. Beale serves as a director and is the Chief Executive Officer of the Company, we provide the following tabular information relating to his entitlement to the supplemental compensation, including the present value of the accumulated benefit for him.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

G. William Beale	Deferred Supplemental Compensation Program	22	118,565	—

David J. Fairchild	—	—	—	—

D. Anthony Peay	—	—	—	—

John C. Neal	—	—	—	—

Elizabeth M. Bentley	—	—	—	—

Rex A. Hockemeyer	—	—	—

Mr. Beale has been credited with 22 years of service and is currently eligible to receive benefits at his Normal Retirement Date. Age 65 has been used for purposes of calculating the present value of accumulated benefit.

DIRECTOR COMPENSATION

Q. Are the directors of the Company paid for their services, and if so, how are they paid?

Yes, as compensation for their services, each member of the Board of Directors of the Company, except Messrs. Beale and Fairchild, receives $1,000 for each meeting of the Board attended and $500 for each committee meeting attended in person; a fee of $375 is paid for attendance at a meeting by phone; a committee meeting fee of $225 is paid if that meeting occurs on the same day as a Board meeting. Additionally, each director who attends a minimum of 75% of all Board and committee meetings since the last Annual Meeting of Shareholders (or since the appointment of a new director in the case of a new director’s first year of service) receives a $25,000 annual retainer (or pro-rated portion thereof in the case of a new director) paid in shares of the Company’s common stock based on the average closing price on the five consecutive trading days ending on November 30th of each year. In 2010, Mr. Hicks received an additional $10,000 stock retainer for serving as Board chair; Mr. Tillett received an additional stock retainer of $7,500 for serving as chair of the Audit Committee; and Mr. Caton received an additional stock retainer of $7,500 for serving as chair of the Compensation Committee. Messrs. Beale and Fairchild do not receive any additional compensation above their regular salaries for their service as directors or for attending any Board or committee meetings. The following table summarizes the director compensation paid by the Company during 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)

L. Bradford Armstrong (3)	2,000	12,500	—	14,500
Douglas E. Caton	11,175	32,500	—	43,675
Daniel I. Hansen (4)	11,600	28,500	—	40,100
Ronald L. Hicks	11,175	35,000	2,520	48,695
Steven A. Markel	6,375	31,250	—	37,625
Patrick J. McCann	13,050	25,000	—	38,050
Hullihen W. Moore	13,050	25,000	—	38,050
R. Hunter Morin (3) (4)	13,225	28,500	—	41,725
W. Tayloe Murphy, Jr	11,825	25,000	—	36,825
Ronald L Tillett	10,600	32,500	—	43,100
James E. Ukrop	8,375	31,250	—	39,625

(1)	Represents the aggregated grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. The grant date fair value for these awards of $13.43 paid on December 1, 2010, was based on the average of the closing sales prices of the Company’s common stock for the five day period ending on November 30, 2010. Messrs. Caton and Tillett each received an additional $7,500 in stock awards as a result of chairing the Compensation and Audit Committees, respectively. Mr. Hicks received an additional $10,000 in stock awards as a result of chairing the Board. Messrs. Markel and Ukrop each received an additional $6,250 in stock awards as their service on the Board reflects payment for fifteen months of service. Mr. Armstrong’s retainer reflects a service period of six months. The equivalent number of stock awards outstanding at December 1, 2010 represented the same number of stock awards granted during the year. The stock was awarded after the ex-dividend date during the fourth quarter 2010.
(2)	Mr. Hicks has life insurance premiums paid on his behalf of $2,520. The policies provide for certain proceeds to be paid to the Company upon the death of Mr. Hicks.
(3)	Messrs. Morin (2004-2011 Retainer and Fees) and Armstrong (2011 Retainer and Fees) have elected to defer both cash and stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.
(4)	Messrs. Hansen and Morin receive an additional $3,500 in stock awards as a result of service on the board of Union Mortgage Group, Inc.

DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS

Each of the Company’s directors has certified that for a period of the preceding ten years he has not been involved in any legal proceedings that could reflect on the director’s competence and integrity to serve as a director, or in any of the below-described legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union First Market Bank, or the former Union Bank and Trust Company, Northern Neck State Bank, and The Rappahannock National Bank of Washington, or Union Investment Services, Inc., Union Mortgage Group, Inc., and Johnson Mortgage Group, LLC. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2010 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons have been made in the ordinary course of business upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2010 except the April 28, 2010 awards of restricted stock to the NEOs were reported after the contracts were signed in late May 2010; further, Mr. Neal did not file a Form 4 for a transfer of certain shares from his ESOP account during the fourth quarter of 2010 but the transfer is shown in his Form 5 filing of February 11, 2011.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2012 proxy statement, it must comply with SEC Rule 14a-8 and be received by the Company on or before November 10, 2011. To be considered for presentation at the 2012 annual meeting of shareholders, although not included in the Company’s proxy statement, notice of such proposal must comply with the Company’s bylaws and must be received by the Company on or before February 8, 2012. All shareholder proposals should be sent to the attention of the Company’s Corporate Secretary, Janis Orfe, Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Janis Orfe, at Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446.

Annual Report on Form 10-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and the 2010 Annual Report on Form 10-K are available at: http://www.cfpproxy.com/3481. You may also obtain a copy of the Company’s 2010 Annual Report on Form 10-K (without exhibits), without charge, by sending a written request to: Janis Orfe, Corporate Secretary, Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446. We will provide copies of the exhibits to the 2010 Annual Report upon payment of a reasonable fee, upon receipt of a request addressed to the Corporate Secretary.

APPENDIX A

UNION FIRST MARKET BANKSHARES CORPORATION

2011 STOCK INCENTIVE PLAN

ARTICLE I

Establishment, Purpose and Duration

1.1 Establishment of the Plan.

(a) Union First Market Bankshares Corporation, a Virginia corporation (the “Company”), hereby establishes the Union First Market Bankshares Corporation 2011 Stock Incentive Plan (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and other Stock-Based Awards to Key Employees of the Company or its Subsidiaries.

(b) The Plan was adopted by the Board of Directors of the Company on November 2, 2010, and shall become effective on January 1, 2011 (the “Effective Date”), subject to the approval of the Plan by the Company’s shareholders. The Plan will operate with the Union Bankshares Corporation 2003 Stock Incentive Plan (the “2003 Plan”) until the 2003 Plan expires on June 30, 2013.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company, including its subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XII, until December 31, 2021 at which time it shall terminate, except with respect to Awards made prior to, and outstanding on, that date, which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(b) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and the Participant.

(c) “Award” means a grant under this Plan of an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock or Other Stock-Based Award.

(d) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under this Plan.

(e) “Board” means the Board of Directors of the Company, unless otherwise indicated.

(f) “Change in Control” shall be deemed to have occurred if the conditions in any one of the following three paragraphs have been satisfied:

(i) any Person (as defined below) who or which, together with all Affiliates and Associates of such Person, acquires beneficial ownership, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) if, at any time after the Effective Date, the composition of the Board shall change such that a majority of the Board shall no longer consist of Continuing Directors; or

(iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(iv) For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Exchange Act.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(h) “Committee” means the committee of the Board appointed by the Company to administer the Plan pursuant to Article III. Unless otherwise determined by the Board, the members of the committee responsible for executive compensation who are not employees of the Company or its Subsidiaries shall constitute the Committee.

(i) “Company” means Union First Market Bankshares Corporation, or any successor thereto.

(j) “Continuing Director” means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

(k) “Disability” or “Disabled” means an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” of a Share means the fair market value as quoted on a recognized stock quotation system, exchange or bulletin board or, in the alternative, as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose. Fair Market Value shall be determined as the per Share price at the close of business of the NASDAQ Global Market on the Date of Grant specified in the Award.

(n) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o) “Key Employee” means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(p) “Nonqualified Stock Option” means an option to purchase Stock, granted under Article VI, which is not intended to be an Incentive Stock Option and is so designated.

(q) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(r) “Other Stock-Based Awards” means other types of equity-based or equity-related Awards granted to a Participant pursuant to Article VIII.

(s) “Participant” means a Key Employee who is granted an Award under the Plan.

(t) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VII. This restriction may lapse based on a period of time or after meeting performance criteria specified by the Committee.

(u) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII.

(v) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any corresponding subsequent rule or any amendments enacted after the Effective Date.

(w) “Stock” or “Shares” means the common stock of the Company.

(x) “10% Stockholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

(y) “Subsidiary” shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

ARTICLE III

Administration

3.1 The Committee.

(a) The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and,

subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction to the extent permitted by Code Section 409A; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and are permitted under Code Section 409A, and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e) Notwithstanding anything in this Plan to the contrary, without the approval of stockholders, the Committee will not amend or replace previously granted Awards in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or NASDAQ National Market (as then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act, as applicable.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4 Rule l6b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3.

3.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV

Stock Subject to the Plan

4.1 Number of Shares.

(a) Subject to adjustment as provided in Article IX, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 1,000,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards. Except as provided in Section 4.2, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

(b) Subject to adjustment as provided in Article IX, no more than an aggregate of 1,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).

4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

4.3 Per-Participant Limit. The maximum number of Shares with respect to which an Award may be granted in any calendar year to any Participant during such calendar year shall be 50,000.

ARTICLE V

Eligibility

Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees. The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender or cancellation of an existing Award, subject to the limitation in Section 3.1(e).

ARTICLE VI

Stock Options

6.1 Grants to Key Employees. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option or Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

6.3 Option Price. The exercise price per share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this subsection 6.3 and the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An ISO granted to an employee who, at the time of grant, is a 10% Stockholder, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock on the Grant Date.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

6.5 Exercisability.

(a) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

(b) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Grant Date) of the Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonqualified Stock Options to the extent permitted by law.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either (a) in cash, (b) by delivery of Shares of Stock that the Participant has previously acquired and owned valued at Fair Market Value at the time of exercise, (c) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale with respect to the sale of Company Stock, the amount necessary to pay the Option Price and, if required by the committee, applicable withholding taxes, (d) delivery of a promissory note (in the Committee’s discretion) or (e) by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

6.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.8 Nontransferability of Options.

(a) In general, no Option granted under the Plan may be sold, transferred, pledged,

assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative. Unless otherwise specifically provided in the Option Agreement, any payment of the Option Price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with Shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonqualified Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

ARTICLE VII

Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Key Employees and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to the pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

7.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

7.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, performance-based restrictions, or restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Union First Market Bankshares Corporation 2011 Stock Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Corporate Secretary of Union First Market Bankshares Corporation.

7.6 Removal of Restrictions. Except as otherwise provided in this Article VII, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from his Stock certificate.

7.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8 Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the applicable Agreement, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

7.9 Termination of Employment Due to Retirement. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 7.3 and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

7.10 Termination of Employment Due to Death or Disability. In the event a Participant’s employment is terminated because of death or Disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

7.11 Termination of Employment for Other Reasons. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, Disability, or retirement, as set forth in Sections 7.9 and 7.10, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.

ARTICLE VIII

Other Stock-Based Awards

8.1 The Committee is authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted shares of Company Stock) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual shares to Participants or payment in cash or otherwise of amounts based on the value of shares of Company Stock.

8.2 Each Other Stock-Based Award shall be expressed in terms of shares or units or an equivalent measurement based on shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of shares from an initial value determined as of the date of grant, then such initial value shall not be less than the Fair Market Value of a share on the date of grant of such Other Stock-Based Award (or, if the Committee so determines, in the case of any Other Stock-Based Award retroactively granted in tandem with or in substitution for another Award or any other outstanding award, on the date of grant of such other Award or award).

ARTICLE IX

Change in Capital Structure

9.1 In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

9.2 Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

9.3 To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Article IX to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

ARTICLE X

Change in Control

In the event of a Change in Control of the Company, the Committee, in its sole discretion may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(b) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(c) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

ARTICLE XI

Amendment, Modification and Termination of the Plan

11.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

11.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Article IX shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XII

General

12.1 Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable withholding taxes with respect to the Award. Until the applicable withholding taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the applicable withholding taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

12.2 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or SROs as may be required.

12.3 Effect of Plan. The establishment of the Plan shall not confer upon any Key Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Company or any of its Subsidiaries and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Company or any of its Subsidiaries.

12.4 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

12.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

12.6 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Code Section 422. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

12.7 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.8 Compliance with Code Section 409A. To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith. In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Code Section 409A shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Code Section 409A that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth. In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Code Section 409A. Any distribution of an Award classified as a “deferral” to a “specified employee” upon “separation from service” (as such terms are defined by Code Section 409A) shall not occur earlier than six months following separation from service unless otherwise permitted under Code Section 409A.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted on November 2, 2010 to be effective as of January 1, 2011.

UNION FIRST MARKET BANKSHARES CORPORATION

By:	/s/ Ronald L. Hicks
Ronald L. Hicks, Chairman of the Board of Directors

By:	/s/ G. William Beale
G. William Beale, Chief Executive Officer

DIRECTIONS TO THE COMPANY’S OPERATIONS CENTER

Union First Market Bankshares Corporation

Operations Center

24010 Partnership Boulevard

Ruther Glen, VA 22546

From the East:

301 South to Bowling Green

Bypass Bowling Green onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

From the South:

Interstate 85 North, 95 North or 64 West to 295 North (Bypass)

295 North to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

From the West:

Interstate 81 to Interstate 64 East

Interstate 64 East to 295 South (Bypass)

295 South to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

From the North:

Interstate 95 South to Carmel Church (Exit 104)

Bear Right off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

REVOCABLE PROXY

Union First Market Bankshares Corporation

ANNUAL MEETING OF SHAREHOLDERS

APRIL 26, 2011

4:00 PM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints G. William Beale and Janis Orfe, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company’s common stock standing in the name of the undersigned at the Annual Meeting of Shareholders of Union First Market Bankshares Corporation to be held on Tuesday, April 26, 2011, at 4:00 p.m. at the Company’s Operation Center, 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE

BY THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                     FOLD AND DETACH HERE                    À

Union First Market Bankshares Corporation – Annual Meeting, April 26, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/3481

You can vote in one of three ways:

1.	Call toll free 1-866-242-0618 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/ubsh and follow the instructions.

or

3.	Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3481

z		REVOCABLE PROXY	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Union First Market Bankshares Corporation

		For	With- hold	For All Except
1.	Elect four (4) directors to serve as Class III directors until the 2014 Annual Meeting:	☐	☐	☐
Nominees:
	(01) G. William Beale (03) Patrick J. McCann	(02) Steven A. Markel (04) Hullihen W. Moore
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

			For	Against	Abstain
2.	Elect one (1) director to serve as a Class II director until the 2013 Annual Meeting: Nominee: L. Bradford Armstrong		☐	☐	☐
			For	Against	Abstain
3.	Approve the Company’s 2011 Stock Incentive Plan.		☐	☐	☐
			For	Against	Abstain
4.	Ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2011.		☐	☐	☐
			For	Against	Abstain
5.	Advisory vote on executive compensation.		☐	☐	☐
		One Year	Two Years	Three Years	Abstain
6.	Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The meeting will be followed by a reception. Please check this box if you plan to attend.					☐

The Board of Directors recommends a vote FOR all the listed nominees in Proposals 1 and 2, FOR Proposals 3, 4, and 5, and for a “One Year” frequency on Proposal 6.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors.

Note: Please sign exactly as your name appears on this proxy.

If signing for estates, trusts, corporations or partnerships,

title or capacity should be stated.

If shares are held jointly, each holder should sign.

x	IF YOU WISH TO PROVIDE YOUR VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

¿	¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 26, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., April 26, 2011 1-866-242-0618	Vote by Internet anytime prior to 3 a.m., April 26, 2011 go to https://www.proxyvotenow.com/ubsh

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/3481

Your vote is important!